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Exhibit 99.1

At Equity Marketing, Inc.:	At FRB/Weber Shandwick:
Larry Madden	Tony Rossi
Chief Financial Officer	Investor Relations
(323) 932-4315	(310) 407-6563

EQUITY MARKETING APPOINTS NEW AUDITORS

        LOS ANGELES, June 19, 2002—Equity Marketing, Inc. (Nasdaq: EMAK), a leading marketing services company, announced today that its Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors to replace Arthur Andersen LLP effective June 13, 2002.

        The decision to change auditors was not the result of any disagreement between the Company and Arthur Anderson on any matter of accounting principles or practice, financial statement disclosure, or auditing scope and procedure.

        Equity Marketing, Inc. is a leading global marketing services company based in Los Angeles, with offices in London, Paris, New York, and Hong Kong. The Company designs and produces custom promotional programs that build sales and brand value for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, Cadbury, The Coca-Cola Company, CVS/pharmacy, Kellogg's, Procter & Gamble and others. The Company complements its core promotions business by developing and marketing distinctive consumer products, based on trademarks it owns or classic licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the Company's web site at www.equity-marketing.com.

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EQUITY MARKETING APPOINTS NEW AUDITORS